                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[x] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              BILLSERV.COM, INC.
               (Names of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11
      1)    Title of each class of securities to which transaction applies:

            ----------------------------------------------

      2)   Aggregate number of securities to which transaction applies:

            ----------------------------------------------

      3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

                                                               ---------------
         5)    Total fee paid:

                              -----------------------------------------------

                                                                 MICHAEL R. LONG
                                                           CHAIRMAN OF THE BOARD
                                                     AND CHIEF EXECUTIVE OFFICER

April __, 2001



Dear billserv.com Stockholder:

I am pleased to invite you to billserv.com, Inc.'s Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m. on Thursday, May 24, 2001 at the Airport Hilton Hotel, 611 N.W. Loop 410, San Antonio, Texas 78216.

At the meeting, you and the other stockholders will be asked to (1) elect two directors to the billserv.com Board of Directors; (2) approve an amendment to the 1999 Employee Comprehensive Stock Plan; (3) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year;
(4) change the Company's name from "billserv.com, Inc." to "Billserv, Inc."; and
(5) approve an amendment to the Company's Articles of Incorporation to provide for a class of preferred stock. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about billserv.com and its operations, in the enclosed Proxy Statement and Annual Report.

We hope you can join us on May 24. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please MARK your votes on the enclosed proxy, SIGN AND DATE THE PROXY, and RETURN it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

Thank you for your investment in our company. We look forward to seeing you at the meeting.

Yours truly,



Michael R. Long

                                                              BILLSERV.COM, INC.
                                             211 NORTH LOOP 1604 EAST, SUITE 100
                                                        SAN ANTONIO, TEXAS 78232

April__, 2001


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 24, 2001

billserv.com, Inc. will hold its Annual Meeting of Stockholders at the Airport Hilton Hotel, 611 NW Loop 410, San Antonio, Texas 78216 on Thursday, May 24, 2001 at 10:00 a.m.

We are holding this meeting:

     o To elect two directors to serve until the 2004 Annual Meeting of Stockholders;

     o To approve an amendment to the 1999 Employee Comprehensive Stock Plan of billserv.com, Inc.;

     o To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 2001;

     o To change the Company's name from "billserv.com, Inc." to "Billserv, Inc.";

     o To approve an amendment to the Company's Articles of Incorporation to provide for a class of preferred stock; and

     o   To transact any other business that properly comes before the meeting.

Your Board of Directors has selected APRIL 2, 2001 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at billserv.com, 211 North Loop 1604 East, Suite 100, San Antonio, Texas, 78232 for ten days before the meeting.

This Notice of Annual Meeting, Proxy Statement and proxy card are being distributed on or about April ___, 2001.

By Order of the Board of Directors,

Marshall N. Millard
Secretary

                               BILLSERV.COM, INC.
                                 PROXY STATEMENT
                             FOR MEETING TO BE HELD
                                  MAY 24, 2001


                                TABLE OF CONTENTS


GENERAL INFORMATION...........................................................................................    7

ITEM 1. ELECTION OF DIRECTORS.................................................................................    9
     Nominees for Election to a Three Year Term Ending with the 2004 Annual
        Meeting...............................................................................................    9
     Directors Continuing in Office Until the 2002 Annual Meeting of Stockholders.............................   10
     Directors Continuing in Office Until the 2003 Annual Meeting of Stockholders.............................   11
     Compensation of Directors................................................................................   11
     Committees of the Board of Directors; Meetings...........................................................   12

STOCK OWNERSHIP...............................................................................................   13
      Beneficial Ownership of Certain Stockholders, Directors and Executive Officers..........................   13
     Section 16(a) Beneficial Ownership Reporting Compliance..................................................   14

MANAGEMENT....................................................................................................   14
     Executive Officers.......................................................................................   14

BOARD REPORT ON EXECUTIVE COMPENSATION........................................................................   15
     Compensation Policy......................................................................................   15
     Compensation of Executive Officers.......................................................................   15
     Employment Contracts and Change in Control Arrangements..................................................   17
     Compensation Committee Interlocks and Insider Participation..............................................   17
     Stock Performance Graph..................................................................................   18

ITEM 2. APPROVAL OF AMENDMENT TO THE 1999 EMPLOYEE COMPREHENSIVE STOCK PLAN...................................   20
     General..................................................................................................   20
     Terms and Conditions.....................................................................................   20
     Termination of Comprehensive Plan........................................................................   21
     Restricted Stock.........................................................................................   21
     Federal Income Tax Consequences..........................................................................   22

ITEM 3. RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.............................................   22

ITEM 4. APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE COMPANY'S NAME FROM
"BILLSERV.COM, INC." TO "BILLSERV, INC."......................................................................   23

ITEM 5. APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION TO AUTHORIZE CREATION OF A CLASS
OF PREFERRED STOCK............................................................................................   24

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS....................................................................   25

FINANCIAL STATEMENTS..........................................................................................   26


OTHER MATTERS.................................................................................................   26


SOLICITATION..................................................................................................   26

ATTACHMENTS.....................................................................................................A-1



ANNEX A - 1999 EMPLOYEE COMPENSATION STOCK PLAN, WITH PROPOSED AMENDMENT ANNEX B - PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION

Shareholders may receive a copy of any report filed by the Company with the Securities and Exchange Commission by sending a written request to:

                              Mr. Marshall Millard
                         Secretary of billserv.com, Inc.
                       211 North Loop 1604 East, Suite 100
                              San Antonio, TX 78232

                               GENERAL INFORMATION

Q:       WHO IS SOLICITING MY PROXY?

A: We, the Board of Directors of billserv.com, are sending you this Proxy Statement in connection with our solicitation of proxies for use at billserv.com, Inc.'s 2001 Annual Meeting of Stockholders. Certain directors, officers and employees of billserv.com also may solicit proxies on our behalf by mail, phone, fax or in person.

Q:       WHO IS PAYING FOR THIS SOLICITATION?

A: billserv.com will pay for the solicitation of proxies. billserv.com will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of billserv.com common stock.

Q:       WHAT AM I VOTING ON?

A: Five items: (1) the election of Michael R. Long and E. Scott Crist to the Board of Directors; (2) the approval of an amendment to the 1999 Employee Comprehensive Stock Plan increasing the number of shares available under that Plan to 5,000,000; (3) the ratification of ERNST & YOUNG LLP as the Company's independent auditors for the current fiscal year; (4) the approval of a change in the Company's name from "billserv.com, Inc." to "Billserv, Inc.;" and (5) the approval of an amendment to the Company's Articles of Incorporation to provide for a class of preferred stock.

Q:       WHO CAN VOTE?

A: Only those who owned common stock at the close of business on APRIL 2, 2001, the record date for the Annual Meeting, can vote. If you owned common stock on the record date, you have one vote per share for each matter presented at the Annual Meeting.

Q:       HOW DO I VOTE?

A: You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the enclosed prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person--by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary of billserv.com written notice of your revocation or by submitting a later-dated proxy. If you execute, date and return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of both nominees for director; FOR the approval of the amendment to the 1999 Employee Comprehensive Stock Plan; FOR ratification of ERNST & YOUNG LLP as the Company's independent auditors; FOR the Company's name change from "billserv.com, Inc." to "Billserv, Inc."; and FOR an amendment to the Company's Articles of Incorporation to provide for a class of preferred stock.

Q:       WHAT CONSTITUTES A QUORUM?

A: Voting can take place at the Annual Meeting only if stockholders owning a majority of the voting power of the common stock (that is a majority of the total number of votes entitled to be cast) are present in person or represented by effective proxies. On the record date, billserv.com had ________________ voting shares of common stock outstanding. Both abstentions and broker non-votes (situations in which a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares) are counted as present for purposes of establishing the quorum necessary for the meeting to proceed.

Q:       WHAT VOTE OF THE STOCKHOLDERS WILL RESULT IN THE MATTERS BEING PASSED?

A: ELECTION OF DIRECTORS. Directors need the affirmative vote of holders of a plurality of the voting power present to be elected. At this year's meeting, the two nominees receiving the greatest number of votes will be deemed to have received a plurality of the voting power present. Neither abstentions nor broker non-votes will have any effect on the election of directors.

         APPROVAL OF THE AMENDMENT TO THE 1999 EMPLOYEE COMPREHENSIVE PLAN. To approve the amendment to the 1999 Employee Comprehensive Plan, stockholders holding a majority of the shares represented in person or by proxy at the meeting must affirmatively vote to approve the matter. In this case, abstentions have the same effect as a vote "against" the proposal, while broker non-votes have no effect at all.

         RATIFICATION OF ERNST & YOUNG LLP. Like the vote required to approve the Plan, as described above, stockholders holding a majority of the shares represented in person or by proxy at the upcoming Annual Meeting must affirmatively vote to ratify ERNST & YOUNG, LLP as the Company's independent auditors for the current fiscal year. Abstentions continue to have the same effect as votes "against" the proposal and broker non-votes continue to have no effect at all.

         COMPANY NAME CHANGE. Stockholders holding a majority of the shares represented in person or by proxy at the upcoming Annual Meeting must affirmatively vote to approve the matter. Abstentions have the same effect as votes "against" the proposal and broker non-votes continue to have no effect at all.

         PREFERRED STOCK. Stockholders holding a majority of the shares represented in person or by proxy at the upcoming Annual Meeting must affirmatively vote to approve the matter. Abstentions have the same effect as votes "against" the proposal and broker non-votes continue to have no effect at all.

Q:       HOW DOES THE BOARD RECOMMEND THAT WE VOTE ON THE MATTERS PROPOSED?

A: The Board of Directors of billserv.com, Inc. unanimously recommends that stockholders vote FOR each of the proposals submitted at the upcoming Annual Meeting.

Q:       WILL THERE BE OTHER MATTERS PROPOSED AT THE 2000 ANNUAL MEETING?

A: billserv.com, Inc.'s Bylaws limit the matters presented at the upcoming Annual Meeting to those in the notice of the meeting, those otherwise properly presented by the Board of Directors and those presented by stockholders so long as the stockholder has given the Secretary written notice of the matter on or before December 31, 2000. We do not expect any other matter to come before the meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the individuals named as proxies authority to vote your shares in their discretion.

Q: WHEN ARE 2002 STOCKHOLDER PROPOSALS DUE IF THEY ARE TO BE INCLUDED IN THE COMPANY'S PROXY MATERIALS?

A: To be considered for presentation at billserv.com, Inc.'s 2002 Annual Meeting of Stockholders and included in the Company's proxy statement, a stockholder proposal must be received at billserv.com, Inc.'s offices no later than December 31, 2001. To curtail controversy as to the date on which a proposal was received by the Company, we suggest that proponents submit their proposals by certified mail, return receipt requested.

                                     ITEM 1.
                              ELECTION OF DIRECTORS

         The Board of Directors of billserv.com has currently set the number of directors constituting the whole board at five. As established by the Company's Bylaws, these directors are divided into three classes serving staggered three-year terms. Applicable Nevada law requires, however, that not less than one-fourth of the Board be subject to election each year. Accordingly, at the upcoming Annual Meeting, you and the other stockholders will elect two individuals to serve as Class III directors whose terms will expire at the 2004 Annual Meeting. Messrs. Long and Crist are currently members of the Board of Directors.

         The individuals named as proxies will vote the enclosed proxy for the election of both nominees unless you direct them to withhold your votes. If either nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the Board. We recommend a vote FOR both nominees.

         Below are the names and ages of the nominees for directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships, if any.

NOMINEES FOR ELECTION TO A THREE YEAR TERM ENDING WITH THE 2004 ANNUAL MEETING CLASS III DIRECTORS

         o    Michael R. Long               Age 56, nominee for director.

                                            Mr. Long became a director, and
                                            Chairman and Chief Executive Officer
                                            of the Company, in November 1998.
                                            Mr. Long has over 29 years of senior
                                            executive management and systems
                                            development experience in six
                                            publicly traded companies, as well
                                            as successfully operating his own
                                            systems consulting business. Mr.
                                            Long has held positions at U.S. Long
                                            Distance Corp., as Vice President of
                                            Management Information Systems from
                                            December 1993 to August 1996;
                                            Billing Concepts, Inc., as Vice
                                            President of Information
                                            Technologies from August 1996 to
                                            June 1997, and Andersen Consulting
                                            as Business Development Director,
                                            Financial Services, from October
                                            1997 to November 1998. Anderson
                                            Consulting is a worldwide consulting
                                            firm and affiliate of Arthur
                                            Andersen accounting firm. He is a
                                            co-founder of billserv.com and our
                                            Chairman of the Board and Chief
                                            Executive Officer.

         o    E. Scott Crist                Age 36, nominee for director.

                                            Scott Crist is Managing Director of
                                            Crist Ventures and a general partner
                                            of Venture Bridge LP, an early-stage
                                            venture capital fund. He is also the
                                            former CEO and founder of Telscape
                                            International, Inc., (NASDAQ) an
                                            integrated communications company
                                            focused on the voice, video, data
                                            and Internet markets in emerging
                                            countries. Mr. Crist was formerly
                                            President and CEO for Matrix, a
                                            telecommunications company which
                                            ranked #7 on the INC. MAGAZINE list
                                            of the 500 fastest growing private
                                            companies in the U.S in 1995. He
                                            also founded DNS Communications, a
                                            domestic long-distance company and
                                            served as its Chairman and Chief
                                            Executive Officer until its merger
                                            with Matrix. Mr. Crist was named an
                                            ENTREPRENEUR OF THE YEAR by CNN/
                                            NASDAQ/Ernst & Young in 1999. He is
                                            on the Board of several early-stage
                                            technology companies. Mr. Crist has
                                            an M.B.A. from the Kellogg School at
                                            Northwestern University and a B.S.
                                            in Electrical Engineering from NC
                                            State University. He is on the
                                            faculty at Rice University's
                                            Graduate Business School.

DIRECTORS SERVING THREE YEAR TERMS ENDING WITH THE 2003 ANNUAL MEETING CLASS II DIRECTORS

         o    Louis A. Hoch                 Age 35, a director since 1998.

                                            Mr. Hoch joined the Company as
                                            President and Chief Operating
                                            Officer in November 1998. Mr. Hoch's
                                            background has been primarily in the
                                            telecommunications industry in which
                                            he has over 10 years of experience.
                                            Most recently, from April to
                                            November 1998, Mr. Hoch was the
                                            Subject Matter Expert for Call
                                            Centers in Telecom, at Andersen
                                            Consulting. His leadership in the
                                            call center industry was
                                            acknowledged by Andersen Consulting
                                            when it classified his processes and
                                            technology architecture to be one of
                                            their guidelines for best practices
                                            in call center development. While
                                            employed at U. S. Long Distance inc.
                                            and its spin-off company, Billing
                                            Concepts, Inc., from June 1991 to
                                            April 1998, Mr. Hoch successfully
                                            built large billing systems that
                                            were proven flexible enough to
                                            sustain exponential growth in record
                                            volumes, and call centers that
                                            integrated the latest in technology
                                            and processes. During his tenure at
                                            Billing Concepts, Mr. Hoch held
                                            successive positions; as a Tech
                                            Support Representative, Program
                                            Analyst, Program Manager, MIS
                                            Manager, and finally,

                                            Director of Information Technology.
                                            Mr. Hoch holds a B.B.A. in Computer
                                            Information Systems and an M.B.A. in
                                            International Business Management,
                                            both from Our Lady of the Lake
                                            University. He is certified as a
                                            Computer Professional (CCP) by the
                                            Institute for Certification of
                                            Computing Professionals (ICCP).

         o    Roger R. Hemminghaus          Age 64, a director since April 1999.

                                            Hemminghaus was named Chairman
                                            Emeritus of Ultramar Diamond
                                            Shamrock January 1, 2000. In
                                            December 1996 he became Chairman and
                                            Chief Executive Officer of Ultramar
                                            Diamond Shamrock Corp. following the
                                            merger of Diamond Shamrock, Inc. and
                                            Ultramar Corporation. Prior to the
                                            merger, Hemminghaus was Chairman,
                                            Chief Executive Officer and
                                            President of Diamond Shamrock, Inc.
                                            After serving four years as a naval
                                            officer involved in nuclear power
                                            development, Hemminghaus started his
                                            career in the refining and marketing
                                            industry in 1962 as an engineer for
                                            Exxon, USA. Before joining a
                                            predecessor company to Diamond
                                            Shamrock in 1984, Hemminghaus held
                                            various management positions in the
                                            areas of refining, distribution,
                                            petroleum products and natural gas.

                                            Hemminghaus is on the board of
                                            directors of CTS Corporation,
                                            Luby's, Inc., Southwest Research
                                            Institute, Tandy Brands Accessories,
                                            Inc. and Xcel Energy, Inc. He is a
                                            past Chairman of the Federal Reserve
                                            Bank of Dallas and former Chairman
                                            of the National Petrochemicals and
                                            Refiners Association. Hemminghaus is
                                            Chairman of the Board of Regents of
                                            Texas Lutheran University, is
                                            currently President of the Alamo
                                            Area Council Boy Scouts of America
                                            and serves on the National Executive
                                            Board of the Boy Scouts of America.
                                            He is past chairman of the United
                                            Way of San Antonio and is a current
                                            or past member of various other
                                            non-profit boards such as The Nature
                                            Conservancy of Texas, the San
                                            Antonio Symphony and the University
                                            of Texas at San Antonio Development
                                            Board. Hemminghaus is a 1958
                                            graduate of Auburn University,
                                            receiving a B.S. degree in chemical
                                            engineering. He also completed
                                            postgraduate work in business and
                                            nuclear engineering.

DIRECTORS SERVING A THREE YEAR TERM ENDING WITH THE 2002 ANNUAL MEETING CLASS I DIRECTORS

         o    David S. Jones                Age 27, a director since 1998.

                                            While employed at Billing Concepts,
                                            Inc., from 1997-98, Mr. Jones was
                                            responsible for defining strategic
                                            direction involving Internet
                                            technology. In 1998, Mr. Jones left
                                            Billing Concepts, Inc. and
                                            co-founded billserv.com, Inc. As
                                            Executive Vice-President of
                                            billserv.com, Mr. Jones has played
                                            an essential role in the development
                                            of the necessary relationships
                                            needed to be effective in the
                                            Internet billing marketplace, and
                                            has been directly involved in the
                                            marketing of the Company's products.

COMPENSATION OF DIRECTORS

         In 2000, billserv.com provided compensation to directors of $1,000 for each board meeting attended. The Company and its stockholders have previously approved the 1999 Non-Employee Director Plan which authorizes the discretionary issuance of up to 500,000 shares of common stock to the non-employee directors of billserv.com.

         Upon joining the Board of Directors, both Mr. Crist and Hemminghaus were issued options to purchase shares of the Company's common stock. On January 4, 1999, Mr. Crist was issued options to purchase 40,000 shares at an exercise price of $2.81 per share. Mr. Hemminghaus was issued options to purchase 80,000 shares at an exercise price of $5.18 on April 6, 1999. On April 17, 2000, Messrs. Hemminghaus and Crist were each issued options to purchase 35,000 shares at an exercise price of $11.25 per share. On December 28, 2000, each were issued options to purchase 50,000 shares at an exercise price of $2.06 per share.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

         billserv.com has the following two standing committees:

THE AUDIT COMMITTEE

         o Meets periodically with billserv.com, Inc.'s independent auditors to review the general scope of audit coverage, including consideration of the Company's accounting practices and procedures, its system of internal accounting controls and financial reporting.

         o Makes recommendations to the Board of Directors with respect to appointment of the Committee's independent auditors.

         The Audit Committee met four times during the 2000 fiscal year. The current members of this committee are Mr. Crist and Mr. Hemminghaus.

         The Board of Directors has approved an Audit Committee charter which outlines the responsibilities of the Audit Committee and the appropriate procedures necessary to meet those responsibilities.

COMPENSATION COMMITTEE

         o Recommends to the Board of Directors annual salaries for senior management.

         o In consultation with senior management, recommends to the Board of Directors the administration and grant of incentive awards.

         On April 6, 1999, the Board of Directors created the Compensation Committee. The initial members of this Committee were Mr. Crist and Mr. Long. In October of 1999, Mr. Hemminghaus replaced Mr. Long on this Committee. During 2000, the Compensation Committee had no formal meetings, but reviewed and approved salaries and incentive awards granted to employees of the Company.

ENTIRE BOARD

         o During 2000, the entire Board of Directors of billserv.com met five times for regular and special meetings. During this period, each director attended all meetings of the Board of Directors and any committee on which he served.

STOCK OWNERSHIP

BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 12, 2000, by:

o     each of our named executive officers and directors;

o     all of our executive officers and directors as a group; and

o each person, or group of affiliated persons, known to us to own beneficially more than 5% of our common stock.

In accordance with the rules of the SEC, the table gives effect to the shares of common stock that could be issued upon the exercise of outstanding options and common stock options within 60 days of March 12, 2000. Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. The address of each executive officer and director is c/o billserv.com, Inc., 211 North Loop 1604 East, Suite 100, San Antonio, Texas 78232.


                                                                                                    Shares
                                                                                            Beneficially Owned (1)
                                                                                            ----------------------

                                      NAME                                               NUMBER            PERCENTAGE
                                      ----                                               ------            ----------

RS Investment Management Co., LLC (2) ...........................................        1,917,998              12.3%
CheckFree Investment Corporation.................................................        1,758,240              11.3%
Michael R. Long .................................................................          646,667               4.1%
Louis A. Hoch ...................................................................        1,271,000               8.1%
David S. Jones ..................................................................        1,217,149               7.8%
Terri A. Hunter                                                                             23,215               0.1%
Anthony L. Diamond ..............................................................               --                --
E. Scott Crist ..................................................................           38,332               0.2%
Roger R. Hemminghaus.............................................................           65,099               0.4%
All officers and directors as a group, eleven (11)  persons, including the               3,700,617              23.4%
     executive officers and directors listed above .............................


        (1) BASED ON A TOTAL OF 15,605,159 SHARES ISSUED AND OUTSTANDING AS OF MARCH 12, 2001.
        (2)  AS OF MARCH 12, 2001; INCLUDES THE FOLLOWING INVESTORS AS A GROUP:
             RS INVESTMENT MANAGEMENT, L.P.; RS GROWTH GROUP, LLC; RS DIVERSIFIED GROWTH FUND; AND RS PAISLEY PACIFIC FUND, L.P. SUBSEQUENT TO MARCH 12, 2001, RS INVESTMENT MANAGEMENT, AND ITS VARIOUS AFFILIATES, ACQUIRED AN ADDITIONAL 2.0 MILLION SHARES IN A PRIVATE PLACEMENT TRANSACTION.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of billserv.com, Inc.'s common stock must report their initial ownership of the common stock, and any changes in that ownership, to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports. Based solely on its review of copies of the reports filed with the Securities and Exchange Commission and written representations of its directors and executive offers, billserv.com believes all persons subject to reporting timely filed the required reports in 2000.

                                   MANAGEMENT

EXECUTIVE OFFICERS

         Below are the names and ages of the Executive Officers of billserv.com and a brief description of their prior experience and qualifications.

         o    Michael R. Long               See biography of Mr. Long on page
                                            __.

         o    Louis A. Hoch                 See biography of Mr. Hoch on page
                                            __.

         o    David S. Jones                See biography of Mr. Jones on page
                                            __.

         o    Terri A. Hunter               Age 38, Executive Vice-President &
                                            Chief Financial Officer

                                            Ms. Hunter joined the Company in
                                            April 2000. She possesses over
                                            fifteen (15) years of analytical and
                                            management experience in finance,
                                            accounting, and investor relations
                                            for public companies. Most recently,
                                            from October 1999 to May 2000, Ms.
                                            Hunter was Vice-President, Finance
                                            and Investor Relations for Clear
                                            Channel Communications, Inc., a
                                            global leader in the out-of-home
                                            advertising industry with radio,
                                            television, and outdoor displays in
                                            37 countries around the world. Ms.
                                            Hunter was also employed with U.S.
                                            Long Distance, Inc. and its spin-off
                                            company, Billing Concepts, Inc.,
                                            from February 1993 to October 1999,
                                            where she lead their financial
                                            planning and analysis functions, as
                                            well as investor relations. In
                                            addition, Ms. Hunter has held
                                            various finance and accounting roles
                                            with Electronic Data Systems, and
                                            Cullen/Frost Bankers, since her
                                            graduation in May 1985 from the
                                            University of Texas at Austin. She
                                            also serves on the Board of the San
                                            Antonio, National Investor Relations
                                            Institute.

         o    Anthony L. Diamond            Age 41, Senior Vice President, Sales
                                            and Marketing

                                            Mr. Diamond joined the Company in
                                            June 2000. He brought to billserv
                                            over 17 years of sales and marketing
                                            leadership from varied industries.
                                            Throughout his career, he has
                                            specialized in assessing corporate
                                            challenges, creating high
                                            performance operations and
                                            successfully launching new products.
                                            In 1995, upon leaving Azrock
                                            Industries as its Director of
                                            Marketing, Mr. Diamond founded
                                            Diamond, Warkenthien & Associates, a
                                            sales and marketing consulting firm
                                            with domestic and international
                                            clients. In June 1998, he sold his
                                            interest and joined a client
                                            company, Paris Technologies, as Vice
                                            President of Marketing, where he
                                            built the channel strategy and
                                            introduced a new database technology
                                            to mid-size businesses throughout
                                            North American, Europe and
                                            Australia. In September 1999, Mr.
                                            Diamond became Vice President, Sales
                                            and Marketing at FAS, Inc., a
                                            leading provider of monitoring and
                                            Internet-based reporting on
                                            construction lending projects to
                                            major
                                            lenders nationwide. Mr. Diamond
                                            holds a degree in Advertising from
                                            the University of Texas at Austin.

BOARD REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

         Compensation decisions for the executive officers of billserv.com for compensation paid during the year ended December 31, 2000, were generally made by the members of the Board of Directors with the advice and consent of the Compensation Committee.

         The Company's goal is to attract, retain and reward a highly competent and productive employee group. To do so, the Board of Directors, has determined that it is in the best interest of the Company to provide a total compensation package that competes favorably with those offered within the electronic commerce industry, general industry and the geographic areas in which billserv.com operates. The Company's current compensation package includes a mix of base salary, short-term and long-term incentive opportunities and other employee benefits. Changes in compensation are based on the individual's performance, the Company's financial performance and the competitive marketplace. The Board considers the median level of the market as competitive.

         BASE SALARY. The base salary policy provides for compensation at competitive levels. Increases in executive base salary are awarded for individual performance based on the executive's performance plan. These performance plans contain specific measures, both quantitative and qualitative, related to financial achievements of the Company. Increases generally reflect established merit increase guidelines applicable to all salaried employees.

         OPTION PLANS. In addition to the foregoing, directors, officers and employees of billserv.com, Inc. may be compensated through awards of options to purchase common stock of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

The following Summary Compensation Table sets forth summary information as to compensation received by the Chief Executive Officer and each of the four other most highly compensated persons who were serving as executive officers as of December 31, 2000 (collectively, the "named executive officers"), for services rendered to billserv.com in all capacities during fiscal years ended 2000, 1999, and 1998;


                                                                                Long-Term Compensation Awards
                                                 Annual                         -----------------------------
                                              Compensation             Restricted        Securities
                                         -----------------------         Stock           Underlying              All
Name & Principal  Position               Fiscal Year    Salary         Awards (2)        Options (#)    Other Compensation
--------------------------               -----------    ------         ----------        -----------    -------------------

Michael R. Long .......................      2000      $188,046            --            165,000              $11,275
     Chairman and CEO                        1999      $140,000            --            100,000                 --
                                             1998      $ 14,835        1,183,333            --                   --

Louis A. Hoch..........................      2000      $164,231            --             90,000               $513
     President and COO                       1999      $134,615            --            100,000                 --
                                             1998      $ 11,868        1,183,334            --                   --

David S. Jones.........................      2000      $147,692            --             90,000               $710
     Executive Vice President                1999      $115,615            --            100,000                 --
                                             1998      $ 14,840        1,183,333            --                   --

Terri A. Hunter........................      2000      $ 94,885            --            125,000                $223
     Executive Vice President                1999           --             --               --                   --
     and CFO                                 1998           --             --               --                   --

Anthony L. Diamond.....................      2000      $ 60,367           --             125,000                $193
     Senior Vice President,                  1999           --             --               --                   --
     Sales & Marketing                       1998           --             --               --                   --


-----------

     (1) Each of the named executives has entered into employment agreements expiring on December 31, 2001, which provide for annual salary and bonuses at the discretion of the Board of Directors, as well as health benefits. Ms. Hunter and Mr. Diamond joined the Company in April 2000 and June 2000, respectively. In 2001, each of the named officers is to receive salary compensation as follows: Mr. Long, $190,000; Mr. Hoch, $175,000; Mr. Jones, $160,000; Ms. Hunter, $120,000; and Mr. Diamond, $145,000.
     (2) This column reflects only common stock ownership granted in connection with the executive's employment arrangement.
     (3) Reflects premiums paid for group term life insurance coverage.

The following table provides information regarding the grant of stock options during fiscal year 2000 to the named executive officers.

                                  Number         % of Total                                     Potential Realizable
                                    of            Options         Exercise                              Value
                                Securities       Granted to          Or                           at Assumed Annual
                                Underlying      Employees in         Base                           Rates of Stock
                                 Options           Fiscal           Price       Expiration      Price Appreciation for
            Name                 Granted            2000          ($/Share)        Date            Option Term (1)
            ----                 -------            ----          ---------        ----         ----------------------
                                                                                                 5% ($)       10% ($)
                                                                                                 ------       -------

Michael R. Long ............       15,000          0.08%           $11.25        04/17/10       $106,126     $268,944
                                  150,000           7.7%            $2.06        12/28/10       $194,611     $493,184

Louis A. Hoch...............       15,000          0.08%           $11.25        04/17/10       $106,126     $268,944
                                   75,000           3.8%            $2.06        12/28/10       $ 97,306     $246,592

Terri A. Hunter.............       50,000           2.6%           $11.25        04/17/10       $353,754     $896,480
                                   25,000           1.3%            $6.25        08/17/10       $ 98,264     $249,022
                                   50,000           2.6%            $2.06        12/28/10       $ 64,854     $164,353

David S. Jones..............       15,000          0.08%           $11.25        04/17/10       $106,126     $268,944
                                   75,000           3.8%            $2.06        12/28/10       $97,306      $246,592

Anthony L. Diamond                 75,000           3.8%            $7.56        07/11/10       $356,725     $904,011
                                   50,000           2.6%            $2.06        12/28/10       $ 64,870     $164,395


-----------------------------

1. The potential realizable value is calculated based on the term of the option and is calculated by assuming that the fair market value of common stock on the date of the grant as determined by the Board appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the common stock received therefore is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are derived from the rules of the SEC and do not reflect our estimate of future stock price appreciation. The actual value realized may be greater or less than the potential realizable values set forth in the table.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

         billserv.com has entered into an employment contract with all of its other executive officers. These agreements expire December 31, 2001 and provide for an annual salary, bonuses at the discretion of the Board of Directors, and health benefits. In 2001, each of the named officers are to receive 2001 salary compensation as follows: Mr. Long, $190,000; Mr. Hoch, $175,000; Mr. Jones, $160,000; Ms. Hunter, $120,000; and Mr. Diamond, $145,000.

         The Company's agreements with its various executive officers provide for change in control protection for the employee, as the employee may terminate the agreement within six (6) months of "any change in control" and be entitled to all earned, deferred compensation. "Deferred Compensation" is calculated as the greater of (A) the Base Salary payments the employee would have received had his employment continued for the remaining term of the agreement (including yearly increases calculated at the maximum increase for the prior two years); or (B) an amount equal to 150% of the higher annual compensation earned by the employee in the past two years (including both Base Salary and bonuses compensation). In addition, the employee is entitled to all of the benefits otherwise provided in the statement (such as automobile expenses) during a certain period of time defined in the agreement as the greater of the remaining term of the agreement or one year. The employee may also be entitled to an amount equal to the pro rate potion of the bonus compensation for the year in which the executive's employment is terminated determined on the basis of the number of days elapsed in such year prior to such termination. Upon termination of employment, each employee is prohibited from competing with billserv.com for two (2) years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Prior to April 6, 1999, billserv.com did not have a Compensation Committee or other committee of the Board of Directors performing similar functions. Prior to this time, decisions concerning compensation of the executive officers were generally made by the members of the Board of Directors. Currently, the Compensation Committee consists of Messrs. Crist and Hemminghaus.

                               PERFORMANCE GRAPH
                                 (billserv.com)

                                       12/31/99    3/31/00    6/30/00    9/30/00    12/31/00
                                       --------    -------    -------    -------    --------
billserv.com, Inc.                       100        283.2      117.6       99.2        32.8

Nasdaq (U.S.)                            100        112.4       97.5       90.2        60.7

Nasdaq Computer                          100        116.2      100.8       91.3        55.7


                                     ITEM 2.

                   APPROVAL OF AMENDMENT TO THE 1999 EMPLOYEE
                            COMPREHENSIVE STOCK PLAN

GENERAL

         On December 16, 1999, the stockholders approved the 1999 Employee Comprehensive Stock Plan of billserv.com, Inc. (the "Comprehensive Plan"), the text of which is attached as ANNEX A to this Proxy Statement. On July 13, 2000, the stockholders approved an increase in the number of shares available under the Comprehensive Plan by 1.0 million shares. The Board of Directors now proposes to increase the number of shares available under the plan by 2.0 million for a total of 5.0 million. The material features of the Comprehensive Plan are discussed below, but the description is subject to and is qualified in its entirety by the full text of the Comprehensive Plan.

         The purpose of the Comprehensive Plan is to advance the interests of the Company by providing additional incentives to attract and retain qualified and competent officers and employees, upon whose efforts and judgment the success of the Company (including its subsidiaries) is largely dependent. In furtherance of this purpose, the Comprehensive Plan authorizes the granting of incentive and non-qualified stock options ("Comprehensive Options") to purchase common stock to such officers and employees. In addition, The Comprehensive Plan authorizes the issuance of restricted common stock ("Restricted Shares") to officers and employees. Currently, a total of 3.0 million shares of common stock are reserved for issuance upon the exercise of Comprehensive Options. However, the Board of Directors proposes to amend the Comprehensive Plan to increase the number of shares available to 5.0 million shares.

TERMS AND CONDITIONS

         The Comprehensive Plan provides that the Company's Board of Directors shall appoint a committee of two or more directors appointed to administer the Comprehensive Plan (the "Committee"). The Committee may, at any time during the term of the Comprehensive Plan, grant any officer or employee an option exercisable for such number of shares of common stock as it shall deem to be in the best interest of billserv.com and which will serve to further the purposes of the Comprehensive Plan. By Board resolution, the Board indicated its present intent that no officer or employee receive, as his or her initial grant of options under the Comprehensive Plan, an option exercisable for more than 250,000 shares of common stock during one fiscal year of the Company. Options granted to the officers and employees under the Comprehensive Plan will vest according to the vesting schedule provided in the applicable option agreement executed between the Company and the employee.

         Under the Comprehensive Plan, options must be granted at an exercise price per share that is no less than the fair market value of the common stock at the date of grant. The exercise price of an option may be paid in cash, certified or cashier's check, money order, or by delivery of already owned shares of common stock having a fair market value equal to the exercise price (to the extent such shares have been owned by the optionee for at least six months and only if permitted by the applicable option agreement), or by delivery of a combination of such methods.

         The options are not assignable or transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of an optionee, the Comprehensive option is exercisable only by him, his guardian or legal representative.

         The expiration date of each option shall be fixed by the Committee, but such expiration date shall not exceed 10 years from the date of the grant.

TERMINATION OF COMPREHENSIVE PLAN

         The Comprehensive Plan will automatically terminate on January 4, 2009, and any option outstanding on such date will remain outstanding until it has either expired or been exercised. The Board may terminate, amend or suspend the Comprehensive Plan from time to time as the Board deems advisable.

RESTRICTED STOCK

           The Committee, in its sole discretion, may make awards of restricted stock to selected participants, which awards shall be evidenced by an award agreement that contains such terms and conditions, including vesting, as the Committee may determine. As a condition to any award of restricted stock, the Committee may require a participant to pay to the Company the amount (such as the par value of such shares) required to be received by the Company in order to assure compliance with applicable state law. Any award of restricted stock for which such requirement is established shall automatically expire if not purchased in accordance with the Committee's requirements within sixty (60) days after the date of grant.

        Subject to the terms and conditions of the respective award agreement, the Participant, as the owner of the common stock issued as restricted stock and any retained distributions with respect thereto, shall have the rights of a stockholder, including, but not limited to, voting rights as to such common stock and the right to receive cash dividends or distributions thereon when, as and if paid.

        Within the limits set forth in the Comprehensive Plan, an award of restricted stock may be subject to such vesting requirements as may be fixed by the Committee. Vesting may be accelerated by a change of control. Vesting may also be accelerated upon death, permanent disability or retirement.

        Restricted stock and any retained distributions with respect thereto may not be sold, assigned, transferred, pledged, or otherwise encumbered during the restricted period, which shall be determined by the Committee and shall not be less than one year nor more than two years from the date such restricted stock was awarded. The Committee may, at any time, reduce the restricted period with respect to any outstanding shares of restricted stock and any retained distributions with respect thereto awarded under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The federal income tax consequences summarized below are based upon current tax laws and thus are subject to change. Moreover, this summary is not intended to be a complete description of all federal, state and local tax consequences of the Comprehensive Plan.

         The Comprehensive Plan permits officers and employees to receive grants of non-qualified stock options and qualified stock options. billserv.com has been advised that under the Internal Revenue Code, an optionee will not recognize any income for federal income tax purposes at the time a stock option is granted, nor will the Company be entitled to a tax deduction at that time. At the time of exercise, however, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price of such shares. billserv.com generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee upon exercise of a stock option.

        The Board of Directors believes that the Comprehensive Plan assists in attracting and retaining qualified employees and officers and has the effect of more significantly aligning the interests of the officers and directors with the billserv.com stockholders. The Board of Directors believes that increasing the number of shares under the Comprehensive Plan to 5.0 million will also increase this effect.

        We recommend a vote FOR the approval of the amendment to the 1999 Employee Comprehensive Stock Plan of billserv.com, Inc.

                                     ITEM 3.

            RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

         The Board of Directors of the Company, upon recommendation of its Audit Committee, has appointed ERNST & YOUNG LLP as independent auditors to examine the Company's consolidated financial statements for the fiscal year ending December 31, 2001 and to render other professional services as required.

         The Company is submitting the appointment of ERNST & YOUNG LLP to stockholders to obtain your ratification. Representatives of ERNST & YOUNG LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.

         We recommend a vote FOR the ratification of ERNST & YOUNG LLP as the independent auditors for the current fiscal year.

                                     ITEM 4.

              AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME FROM "BILLSERV.COM, INC." TO "BILLSERV, INC."

            The Company seeks to change its corporate name to Billserv, Inc.

         The Board of Directors has unanimously adopted a resolution (the "Name Change Amendment") declaring it advisable to amend the Company's Articles of Incorporation to change the name of the Company as set forth above. The Board of Directors further directed that the Name Change Amendment be submitted for consideration by stockholders at the Meeting. The Articles of Incorporation of the company, with the proposed Name Change Amendment, are attached hereto as ANNEX B.

          The Board of Directors believes that the Name Change Amendment is in the Company's best interest because the proposed new corporate name more appropriately reflects the Company's principal line of business as an outsource solution provider for electronic bill presentment and payment and related services. The Board of Directors believes that it is necessary to change the corporate name to broaden the appeal of the Company among potential customers, suppliers and the investment community. There can be no assurance that the new corporate name will attract a broader range of customers, or that the name change will not create confusion that will cause the Company to lose market support. However, taking the foregoing into account, the Board of Directors believes that on balance the Name Change Amendment is in the best interest of the Company and its stockholders. In the event the Name Change Amendment is approved by stockholders, the Company will thereafter file a Certificate of Amendment to its Certificate of Incorporation with the Nevada Secretary of State, amending Article I thereof, which will become effective at the close of business on the date such filing is accepted by the Secretary of State.

         We recommend a vote FOR the proposal to amend the Articles of Incorporation to change the name of the Company from "billserv.com, Inc." to "Billserv, Inc."

                                     ITEM 5.

          AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE CREATION
                          OF A CLASS OF PREFERRED STOCK

         The Board of Directors has unanimously adopted a resolution declaring it advisable and in the best interest of the Company to amend the Company's Articles of Incorporation to provide for the creation of a class of preferred stock. The board has further directed that there be submitted to the stockholders of the Company at the Meeting a proposed amendment to Article Four of the Company's Articles of Incorporation which would effect the creation of 10,000,000 shares of preferred stock issuable on terms to be determined from time to time by the Board of Directors. This amendment is including the form of articles of Incorporation attached as ANNEX B. If this amendment is adopted by the stockholders, the Board of Directors will be empowered, without the necessity of further action or authorization by the stockholders (unless required in a specific case by applicable laws, regulations or stock exchange rules), to cause the Company to issue preferred stock from time to time in one or more series, and to fix by resolution the relative rights and preferences of each series. Each series of preferred stock will rank senior to the common stock with respect to dividends and liquidation rights. No preferred stock is presently authorized by the Company's Articles of Incorporation.

         The proposed amendment to the Articles of Incorporation would authorize the Board of Directors to determine, among other things, with respect to each series of preferred stock which may be issued: (i) the distinctive designation of such series and the number of shares constituting such series, (ii) the rate of dividend, the times of payment and the date from which the dividends shall be accumulated, (iii) whether the shares can be redeemed and, if so, the redemption price and the terms and conditions of redemption, (iv) the amount payable upon shares in the event of voluntary or involuntary liquidation, (v) purchase, retirement or sinking fund provisions, if any, for the redemption or purchase of shares, (vi) the terms and conditions, if any, on which shares may be converted, and (vii) whether or not shares have voting rights and the extent of such voting rights, if any. Holders of common stock have no preemptive right to purchase or otherwise acquire any preferred stock that may be issued in the future.

         The creation of preferred stock will increase the Company's financial flexibility. The Board believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure. Preferred stock will be available for issuance from time to time as determined by the Board of Directors for any proper corporate purpose. Such purposes could include, without limitation, issuance in public or private sales for cash as a means of obtaining capital for use in the Company's business operations, issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties, and issuance under employee benefit plans. The Company does not presently have any plans, agreements, understandings or arrangements that will or could result in the issuance of any preferred stock.

         It is not possible to state the actual effect of the authorization of the preferred stock upon the rights of holders of common stock until the Board of Directors determines the respective rights of the holders of one or more series of preferred stock. The effects of such issuance could include, however:
(i) reduction of the amount otherwise available for payments of dividends on common stock if dividends are payable on the preferred stock, (ii) restrictions on dividends on common stock if dividends on the preferred stock are in arrears,
(iii) dilution of the voting power of common stock if the preferred stock has voting rights, and (iv) restrictions on the rights of holders of common stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the holders of preferred stock.

         The creation of preferred stock could further discourage an attempt by a person to acquire control of the Company by a tender offer or other means. It could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of voting preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent management and directors from office even if such change would be favorable to stockholders generally. At present, the Board of Directors has no plans, arrangements or understandings to issue preferred stock.

         We recommend a vote FOR the proposal to amend the Articles of Incorporation to provide for creation of a class of preferred stock.

                   ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

         A stockholder may recommend a nominee to become a director of billserv.com by giving the secretary of the Company (at the address set forth above) a written notice setting forth certain information, including: (1) the name, age, business and residence address of the person intended to be nominated, (2) a representation that the nominating stockholder is in fact a holder of record of billserv.com common stock entitled to vote at the meeting and that he or she intends to be present at the meeting to nominate the person specified, (3) a description of all arrangements between the nominating stockholder, the nominee and other persons concerning the nomination, (4) any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934 and (5) the nominee's written consent to serve, if elected. Such nominations must be made pursuant to the same advance notice requirements for stockholder proposals set forth in the preceding paragraph.

         The Company's 2002 annual meeting of stockholders is currently scheduled for May 2001. Copies of the Company's Bylaws are available upon written request made to the secretary of billserv.com at the above address. The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for stockholder proposals to be included in billserv.com, Inc.'s proxy materials for a meeting of stockholders. The Chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and the Company's Bylaws.

FINANCIAL STATEMENTS

         The Company's audited financial statements for the fiscal year ended December 31, 2000 and Management's Discussion and Analysis of Financial Condition and Results of Operations are incorporated herein by reference to Company's 2000 Annual Report on Form 10-K as filed with the Securities and Exchange Commission which is being mailed to stockholders with this Proxy Statement.

OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

SOLICITATION

         The cost of soliciting Proxies in the accompanying form will be borne by the Company. In addition to the solicitation of Proxies by the use of the mails, certain officers and associates (who will receive no compensation therefor in addition to their regular salaries) may be used to solicit Proxies personally and by telephone and telegraph. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the Proxy materials to their principals and to request authority for the execution of Proxies. The Company will reimburse such persons for their expenses in so doing.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON ADDRESSED TO MR. MARSHALL MILLARD, SECRETARY, BILLSERV.COM, INC., 211 NORTH LOOP 1604 EAST, SUITE 100, SAN ANTONIO, TEXAS 78232. SUCH A REQUEST FROM A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MUST CONTAIN A GOOD FAITH REPRESENTATION BY SUCH PERSON THAT, AS OF APRIL 2, 2001, HE OR SHE WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK.

        Please SIGN and RETURN the enclosed Proxy promptly.

        By Order of the Board of Directors:

        MARSHALL MILLARD

        Secretary

                IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY

                                     ANNEX A

                                BILLSERV.COM INC.
                     1999 EMPLOYEE COMPREHENSIVE STOCK PLAN
           (as amended by the Board of Directors on February 27, 2001)

         1. PURPOSE. The purpose of this 1999 Employee Comprehensive Stock Plan (the "Plan") is to further the success of billserv.com, a Nevada corporation (the "Company"), and certain of its affiliates by making available Common Stock of the Company to certain officers and employees of the Company and its affiliates, and thus to provide an additional incentive to such individuals to continue in the service of the Company or its affiliates and to give them a greater interest as stockholders in the success of the Company. Subject to compliance with the provisions of the Plan and the Code, Incentive Stock Options as authorized by Section 422 of the Code and stock options which do not qualify under Section 422 of the Code are authorized and may be granted under the Plan. Further, the Company may grant Restricted Stock, as defined below.

         2. DEFINITIONS. As used in this Plan the following terms shall have the meanings indicated:

                  (a) "Award" means an award of stock options (including Incentive Stock Options) or Restricted Stock, on a stand alone, combination or tandem basis, as described in or granted under this Plan.

                  (b) "Award Agreement" means a written agreement setting forth the terms of an Award, in the form prescribed by the Committee.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Cause" shall mean, in the context of the termination of a Participant, as determined by the Board, in the reasonable exercise of its business judgment the occurrence of one of the following events: (i) conviction of or a plea of nolo contendere to a charge of a felony (which, through lapse of time or otherwise, is not subject to appeal); (ii) willful refusal without proper legal cause to perform, or gross negligence in performing, Participant's duties and responsibilities; (iii) material breach of fiduciary duty to the Company through the misappropriation of Company funds or property or otherwise; or (iv) the unauthorized absence of Participant from work (other than for sick leave or disability) for a period of thirty working days or more during any period of forty-five working days; provided, further, within one year following a Change of Control, "Cause" shall be limited to the conviction of or a plea of nolo contendere to the charge of a felony (which, through lapse of time or otherwise, is not subject to an appeal), or a material breach of fiduciary duty to the Company through the misappropriation of Company funds or property or otherwise.

                  (e) "Change of Control" shall be deemed to have occurred if
(i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 40% of the combined voting power of the Company's then outstanding voting securities, or (ii) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Board shall cease to consist of "continuing directors" (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two thirds of the directors then still in office who were directors prior to such transaction), or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 40% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement of sale or disposition by the Company of all or substantially all of the Company's assets.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended.

                  (g) "Committee" means the Committee administering the Plan described in Section 3 hereof.

                  (h) "Common Stock" means the Company's common stock, par value $.001 per share.

                  (i) "Continuous Status as an Employee" means that the employment relationship with any one or more of (i) the Company, (ii) any Parent, (iii) any Subsidiary has not been terminated or interrupted.

                  (j) "Date of Grant" means the date on which an Award is granted under an Award Agreement executed by the Company and a Participant pursuant to the Plan.

                  (k) "Disinterested Person" means a "disinterested person" as such term is defined in Rule 16b-3 promulgated under the Exchange Act or any successor provision.

                  (1) "Effective Date" means the effective date of this Plan specified in Section 14 hereof.

                  (m) "Exchange Act" means the Securities Exchange Act of 1934, as it may be amended from time to time.

                  (n) "Good Reason" shall mean the occurrence of any of the following events: (a) removal from the principal office held by the Participant on the date of the most recent Award, or a material reduction in the Participant's authority or responsibility, including, without limitation, involuntary removal from the Board, but not including termination of the Participant for Cause; or (b) the Company otherwise commits a material breach of this Plan, or the Participant's employment agreement, if applicable; provided, however, that within one year following a Change of Control, "Good Reason" shall mean (i) removal from the principal office held by the Participant on the date of the most recent Award, (ii) a material reduction in the Participant's authority or responsibility, including, without limitation, involuntary removal from the Board, but not including termination of the Participant for cause;
(iii) relocation of the Company's headquarters from the San Antonio, Texas metropolitan area, (iv) a material reduction of participant's compensation, or
(v) the Company otherwise commits a material breach of this plan, or the Participant's employment agreement, if applicable.

                  (o) "Incentive Stock Option" means an option qualifying under Section 422 of the Code.

                  (p) "Parent" means a parent corporation of the Company as defined in Section 424(e) of the Code.

                  (q) "Participants" means the employees and officers of the Company, its Subsidiaries and its Parent (including those directors of the Company who are also employees of the Company, its Parent or one or more of its Subsidiaries).

                  (r) "Restricted Period" shall mean the period designated by the Committee during which Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, which period shall not be less than one year nor more than two years from the Date of Grant.

                  (s) "Restricted Stock" shall mean those shares of Common Stock issued pursuant to an Award that remain subject to the Restricted Period.

                  (t) "Retained Distributions" shall mean any securities or other property (other than cash dividends) distributed by the Company or otherwise received by the holder in respect of Restricted Stock during any Restricted Period.

                  (u) "Retirement" shall mean retirement of a Participant from the employ of the Company, its Parent, or its Subsidiaries, as the case may be, in accordance with the then existing employment policies of any such employer.

                  (v) "Subsidiary" means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

         3. ADMINISTRATION OF THE PLAN. The Board shall appoint a committee (the "Committee") comprised of two or more directors to administer the Plan. Only directors who are Disinterested Persons shall be eligible to serve as members of the Committee. The Committee shall report all action taken by it to the Board, which shall review and ratify or approve those actions that are by law required to be so reviewed and ratified or approved by the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to make determinations with respect to the participation of Participants in this Plan, to prescribe the form of Award Agreements embodying Awards made under the Plan, and, except as otherwise required by law or this Plan, to set the size and terms of Awards (which need not be identical or consistent with respect to each Participant) including vesting schedules, price, whether stock options granted hereunder shall constitute an Incentive Stock Option, restriction or option period, post-retirement and termination rights, payment alternatives such as cash, stock or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate. Except as otherwise required by this Plan, the Committee shall have authority to interpret and construe the provisions of this Plan and the Award Agreements, to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner the Committee deems advisable for the administration of the Plan and make determinations pursuant to any Plan provision or Award Agreement, which shall be final and binding on all persons. The Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

         4. COMMON STOCK SUBJECT TO PROVISIONS OF THIS PLAN. Upon approval of this Plan by the directors and shareholders of the Company, the total number of shares to be subject to options under this Plan shall be 5,000,000 of the authorized and unissued common shares of the Company. Thereafter, an amount of additional shares to be subject to options shall automatically be available for award under this Plan, such that at no time shall the total number of shares subject to options under this Plan be less than five percent (5%) of the then issued and outstanding common shares of the Company. In all events, the total number of shares shall be subject to appropriate increase or decrease in the event of a stock dividend, split or reclassification of shares subject to this Plan.

         5. ELIGIBILITY. Except as hereinafter provided, Awards may be granted to any Participant as the Committee shall determine from time to time. In determining the Participants to whom Awards shall be granted and the number of shares to be covered by each such Award, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the Company's success and such other factors as the Committee in its sole discretion shall deem relevant. A Participant who has been granted an Award under the Plan may be granted an additional Award or Awards under the Plan, in the Committee's sole discretion.

         6. AWARDS UNDER THIS PLAN. The Committee, in its sole discretion, may make Awards of stock options (including Incentive Stock Options and stock options that do not qualify as Incentive Stock Options) as described in Sections 7 and 8 hereof, and of Restrictive Stock, as described in Section 10 hereof.

         7. OPTIONS AUTHORIZED. The options subject to Award under this Plan may be Incentive Stock Options or stock options that do not qualify as Incentive Stock Options (sometimes referred to herein as "nonqualified options" or "nonqualified stock options"). The Committee shall have the full power and authority to (i) determine which options shall be nonqualified stock options and which shall be Incentive Stock Options, (ii) grant only Incentive Stock Options or, alternatively, only nonqualified stock options, and (iii) in its sole discretion, grant to the holder of an outstanding option, in exchange for the surrender and cancellation of such option, a new option having a purchase price lower than that provided in the option so surrendered and canceled and/or containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan. Under no circumstances may nonqualified stock options be granted where the exercise of such nonqualified stock options may affect the exercise of Incentive Stock Options granted pursuant to the Plan. In addition to any other limitations set forth herein, (1) no Participant shall receive any grant of options, whether Incentive Stock Options or nonqualified stock options, exercisable for more than two hundred fifty thousand (250,000) shares of Common Stock during any one fiscal year of the Company and (2) the aggregate fair market value (determined in accordance with Paragraph 8(a) of the Plan as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year (under all plans of the Company and of any Parent or Subsidiary) shall not exceed one hundred thousand dollars ($100,000.00).

         8. TERMS AND CONDITIONS OF OPTIONS. The grant of an option under the Plan shall be evidenced by an Award Agreement executed by the Company and the applicable Participant and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

                  (a) OPTION PRICE. The option exercise price per share with respect to each option shall be determined by the Committee, but shall in no instance be less than the par value of the shares subject to the option. In addition, the option exercise price per share with respect to Incentive Stock Options granted hereunder shall in no instance be less than the fair market value of the shares subject to the option as determined by the Committee. For the purposes of this Paragraph 8(a), fair market value shall be, where applicable, the closing price of the Common Stock on the Date of Grant of such option as reported on any national securities exchange on which the Common Stock may be listed. If the Common Stock is not listed on a national securities exchange but is publicly traded on the Nasdaq Stock Market's National Market or on another automated quotation system, the fair market value shall be the closing price of the Common Stock on the Date of Grant, or if traded on the Nasdaq Small Cap or Nasdaq Over-The-Counter market, the fair market value shall be the mean between the closing bid and ask prices on any such system or market. If the Common Stock was not traded on the Date of Grant of such option, the nearest preceding date on which there was a trade shall be substituted. Notwithstanding the foregoing, however, fair market value shall be determined consistent with Code Section 422(b)(4) or any successor provisions. The Committee may permit the option exercise price to be payable by transfer to the Company of Common Stock owned by the option holder with a fair market value at the time of the exercise equal to the option exercise price.

                  (b) PERIOD OF OPTION. The expiration date of each option shall be fixed by the Committee, but notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten (10) years from the Date of Grant of the option.

                  (c) VESTING OF STOCKHOLDER RIGHTS. Neither the optionee nor his successor in interest shall have any of the rights of a stockholder of the Company until the shares relating to the option hereunder are issued by the Company and are properly delivered to such optionee, or successor.

                  (d) EXERCISE OF OPTION. Each option shall be exercisable from time to time (but not less than six (6) months after the Date of Grant) over such period and upon such terms and conditions as the Committee shall determine, but not at any time as to less than one hundred (100) shares unless the remaining shares that have become so purchasable are less than twenty five (25) shares. After the death of the optionee, an option may be exercised as provided in Section 9(c) hereof.

                  (e) DISQUALIFYING DISPOSITION. The Award Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Common Stock issued to him pursuant to exercise of the option within the two-year period commencing on the day after the Date of Grant of such option or within the one-year period commencing on the day after the date of issuance of the share or shares to him pursuant to the exercise of such option, he shall, within ten (10) days of such disposition date, notify the Company of the sales price or other value ascribed to or used to measure the disposition of the share or shares thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

                  (f) LIMITATION ON GRANTS TO CERTAIN STOCKHOLDERS. An Incentive Stock Option may be granted to a Participant only if such Participant, at the time the option is granted, does not own, after application of the attribution rules of Code Section 424, stock possessing more than ten percent (10%) of the total combined voting power of all classes of Common Stock of the Company or of its Parent or Subsidiary. The preceding restrictions shall not apply if at the time the option is granted the option price is at least one hundred ten percent (110 %) of the fair market value (as defined in Section 8(a) above) of the Common Stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant.

                  (g) RESTRICTION ON ISSUING SHARES. The exercise of each option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

                  (h) CONSISTENCY WITH CODE. Notwithstanding any other provision in this Plan to the contrary, the provisions of all Award Agreements relating to Incentive Stock Options pursuant to the Plan shall not violate the requirements of the Code applicable to the Incentive Stock Options authorized hereunder.

         9.       EXERCISE OF OPTION.

                  (a) Any option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Award Agreement, (ii) full payment of the aggregate option exercise price of the shares as to which the option is exercised has been made and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Participant's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements.

                  (b) Upon Retirement or other termination of the Participant's Continuous Status as an Employee, other than (a) a termination that is either
(i) for Cause or (ii) voluntary on the part of a Participant and without the written consent of the Company, a Parent, or any Subsidiary (b) a termination by reason of death, the Participant may (unless otherwise provided in his Award Agreement) exercise his option at any time within three (3) months after such termination of the Participant's Continuous Status as an Employee (or within one
(1) year after termination of the Participant's Continuous Status as an Employee due to permanent and total disability within the meaning of Code Section 22(e)(3)), or within such other time as the Committee shall authorize, but in no event may the Participant exercise his Option after ten (10) years from the Date of Grant thereof (or such lesser period as may be specified in the Award Agreement), and only to the extent of the number of shares for which his options were exercisable by him at the date of the termination of the Participant's Continuous Status as an Employee. In the event of the termination of the Continuous Status as an Employee of a Participant to whom an option has been granted under the Plan that is either (i) for Cause or (ii) voluntary on the part of the Participant and without written consent, any option held by him under the Plan, to the extent not previously exercised, shall forthwith terminate on the date of such termination of the Participant's Continuous Status as an Employee. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company, a Subsidiary or a Parent. The Award Agreement may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence.

                  (c) In the event a Participant to whom an option has been granted under the Plan dies during, or within three (3) months after the Retirement or other termination of, the Participant's Continuous Status as an Employee, such option (unless it shall have been previously terminated pursuant to the provisions of the Plan or unless otherwise provided in his Award Agreement) may be exercised (to the extent of the entire number of shares covered by the option whether or not purchasable by the Participant at the date of his death) by the executor or administrator of the optionee's estate or by the person or persons to whom the optionee shall have transferred such option by will or by the laws of descent and distribution, at any time within a period of one (1) year after his death, but not after the exercise termination date set forth in the relevant Award Agreement.

                  (d) If as of the date of termination of the Participant's Continuous Status as an Employee (other than as a result of the Participant's death) the Participant is not entitled to exercise his or her entire options, the shares of Common Stock covered by the unexercisable portion of the option shall revert to the Plan. If the Participant (or his or her designee or estate as provided in Section 9(c) above) does not exercise his or her options within the time specified in the Plan and the Award Agreement, the unexercised options shall terminate and the shares of Common Stock covered by such options shall revert to the Plan.

         10.      TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

                  (a) GENERAL. The Committee, in its sole discretion, may make Awards of Restricted Stock to selected Participants, which Awards shall be evidenced by an Award Agreement that contains such terms and conditions, including vesting, as the Committee may determine. As a condition to any Award of Restricted Stock hereunder, the Committee may require a Participant to pay to the Company the amount (such as the par value of such shares) required to be received by the Company in order to assure compliance with applicable state law. Any Award of Restricted Stock for which such requirement is established shall automatically expire if not purchased in accordance with the Committee's requirements within sixty (60) days after the Date of Grant.

         Subject to the terms and conditions of the respective Award Agreement, the Participant, as the owner of the Common Stock issued as Restricted Stock and any Retained Distributions with respect thereto, shall have the rights of a stockholder, including, but not limited to, voting rights as to such Common Stock and the right to receive cash dividends or distributions thereon when, as and if paid.

         Within the limits set forth in the Plan, an Award of Restricted Stock may be subject to such vesting requirements as may be fixed by the Committee. Vesting may be accelerated by a Change of Control. Vesting may also be accelerated upon death, permanent disability or Retirement.

         Unless otherwise provided in the Award Agreement, in the event that an Award of Restricted Stock is made to a Participant whose employment or service is subsequently terminated by reason of death, permanent disability or Retirement or for such other reason as the Committee may provide, such Participant (or his estate or beneficiary) will be entitled to receive such additional portion of his Restricted Stock and any Retained Distributions with respect thereto that the Participant would have received had the Participant remained in the employment of the Company, Parent, or Subsidiary, as applicable, through the date on which the next portion of the shares of non-vested Restricted Stock subject to the Award of Restricted Shares would have vested.

         Unless otherwise provided in the Award Agreement, in the event an Award of Restricted Stock is made to a Participant whose. employment with the Company, Parent, or Subsidiary, as applicable, is subsequently terminated by the Participant for Good Reason or by the company, Parent or Subsidiary as applicable, other than for Cause, then in any such event, the Participant will be entitled to receive such additional portion of his or her shares of Restricted Stock and any Retained Distributions with respect thereto that the Participant would have received had the Participant remained in the employment of the Company, Parent, or Subsidiary, as applicable, through the date on which the next portion of the shares of unvested Restricted Stock subject to the Award of Restricted Stock would have vested.

         Unless otherwise provided in the Award Agreement, in the event that an Award of Restricted Stock is made to a Participant who subsequently voluntarily resigns or whose employment is terminated for Cause, then all such Restricted Stock and any Retained Distributions with respect thereto as to which the Restricted Period still applies shall be forfeited by such Participant and shall again become available for grant under the Plan.

                  (b) TRANSFERABILITY. Restricted Stock and any Retained Distributions with respect thereto may not be sold, assigned, transferred, pledged, or otherwise encumbered during the Restricted Period, which shall be determined by the Committee and shall not be less than one year nor more than two years from the date such

Restricted Stock was awarded. The Committee may, at any time, reduce the Restricted Period with respect to any outstanding shares of Restricted Stock and any Retained Distributions with respect thereto awarded under the Plan.

         Shares of Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Participant to whom such Restricted Stock shall have been granted and shall bear a restrictive legend to the effect that ownership of such Restricted Stock (and any related Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the applicable Award Agreement. Each certificate shall be deposited by the Participant with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the respective Award Agreement. The certificate or certificates issued for the Restricted Stock may bear such legend or legends as the Committee may, from time to time, deem appropriate to reflect the restrictions under the Plan for such Restricted Stock.

                  (c) STOCK CERTIFICATES; ADDITIONAL RESTRICTIONS. Shares of Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Each Participant will have the right to vote the Restricted Stock held by such Participant, to receive and retain all cash dividends and distributions thereon and exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exception that:

                           (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restricted Period applicable to such shares or portion thereof shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled;

                           (ii) other than cash dividends and distributions and rights to purchase stock which might be distributed to stockholders of the Company, the Company will retain custody of all Retained Distributions made, paid, declared or otherwise received by the holder thereof with respect to Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock with respect to which they were made, paid or declared) until such time, if ever, as the Restricted Period applicable to the shares with respect to which such Retained Distributions shall have been made, paid, declared or received shall have expired, and such Retained Distributions shall not bear interest or be segregated in separate accounts; and

                           (iii) upon the breach of any restrictions, terms or conditions provided in the Plan or the respective Award Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions, such Restricted Stock and any related Retained Distributions shall thereupon be automatically forfeited.

                  (d) MERGERS AND OTHER CORPORATE CHANGES. Unless otherwise provided in the Award Agreement, upon the occurrence of a Change of Control, all restrictions imposed on the Participant's Restricted Stock and any Retained Distributions shall automatically terminate and lapse and the Restricted Period shall automatically terminate; provided, however, that if the Change of Control occurs within six months of the Date of Grant the restrictions and Restricted Period shall terminate on the six month anniversary of the Date of Grant.

         11. ADJUSTMENTS. The Committee, in its discretion, may make such adjustments in the option price, the number or kind of shares and other appropriate provisions covered by outstanding Awards that are required to prevent any dilution or enlargement of the rights of the holders of such options that would otherwise result from any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights or any other change in the capital structure of the Company. The Committee, in its discretion, may also make such adjustments in the aggregate number and class of shares that may be the subject of Awards which are appropriate to reflect any transaction or event described in the preceding sentence.

         12. AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Awards granted thereunder may conform to any changes in the law or in any other respect that the Board may deem to be in the best interests of the Company; provided, however, that without approval by the stockholders of the Company voting the proper percentage of its voting power, no such amendment shall make any change in the Plan for which stockholder approval is required in order to comply with (i) Rule 16b-3, as amended, promulgated under the Exchange Act, (ii) the Code or regulatory provisions dealing with Incentive Stock Options, (iii) any rules for listed companies promulgated by any national stock exchange on which the Company's Common Stock is traded or (iv) any other applicable rule or law. Unless sooner terminated hereunder, the Plan shall terminate ten (10) years after the Effective Date. No amendment, suspension, or termination of the Plan shall, without a Participant's consent, impair or negate any of the rights or obligations under any Award theretofore granted to such Participant under the Plan.

         13. TAX WITHHOLDING. The Company shall have the right to withhold from any payments made under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of shares of Common Stock pursuant to this Plan, the Participant may satisfy this obligation in whole or in part by electing to have the Company withhold from such distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares of Common Stock to be withheld shall be based on the fair market value, as determined pursuant to Section 8(a) hereof, of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date"). Any such election is subject to the following restrictions: (i) the election must be made on or prior to the Tax Date; (ii) the election must be irrevocable; and (iii) the election must be subject to the disapproval of the Committee. To the extent required to comply with rules promulgated under Section 16 of the Exchange Act, elections by Participants who are subject to Section 16 of the Exchange Act are subject to the following additional restrictions: (i) no election shall be effective for a Tax Date which occurs within six (6) months of the grant of the Award; and (ii) the election must be made either (a) six (6) months or more prior to the Tax Date or (b) during the period beginning on the third business day following the date of release for publication for the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

         14. EFFECTIVE DATE OF THE PLAN. This Plan shall become effective on the date (the "Effective Date") of the last to occur of (i) the adoption of the Plan by the Board and (ii) the approval, within twelve (12) months of such adoption, by a majority (or such other proportion as may be required by state law) of the outstanding voting shares of the Company, voted either in person or by proxy, at a duly held stockholders meeting or by written stockholder consent but in any event not before the effectiveness of the Company's Form 10 Registration Statement filed under the Exchange Act.

         15. SPECIAL PROVISIONS REGARDING CHANGE OF CONTROL. The Board or the Committee may, from time to time, make special provisions for one or more Participants respecting a possible Change of Control of the Company, a Subsidiary, or Parent, and, to the extent that any such special provisions made with the consent of the affected employee may have the effect of accelerating vesting of stock options granted under the Plan or removal of restrictions on Restricted Stock allotted under the Plan or the effect of preventing a termination or dilution of benefits, such special provisions shall be controlling over and shall be deemed to be an amendment of any inconsistent terms of the applicable Award Agreement.

         16.      MISCELLANEOUS PROVISIONS.

                  (a) If approved by the Board, the Company or any Parent or Subsidiary may lend money or guarantee loans by third parties to an individual to finance the exercise of any option granted under the Plan to continue to hold Common Stock thereby acquired. No such loans to finance the exercise of an Incentive Stock Option shall have an interest rate or other terms that would cause any part of the principal amount to be characterized as interest for purposes of the Code.

                  (b) This Plan is intended and has been drafted to comply in all respects with Rule 16b-3, as amended, under the Exchange Act ("Rule 16b-3"). If any provision of this Plan does not comply with Rule 16b-3, this Plan shall be automatically amended to comply with Rule 16b-3.

                  (c) No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, a Parent, or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company, a Parent, any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company, a Parent, or any Subsidiary.

                  (d) To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the laws of the State of Nevada or the property laws of any particular state.

                  (e) In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other Participants.

                  (f) None of a Participant's rights or interests under the Plan may be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except pursuant to a qualified domestic relations order or, in the event of a Participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability of such individual.

                  (g) No Restricted Stock or any Retained Distributions shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, or other securities laws.

                  (h) The expenses of the Plan shall be borne by the Company.

                  (i) By accepting any Award under the Plan, each Participant or beneficiary claiming under or through him shall be conclusively deemed to have indicated his acceptance ratification of, and consent to, any action taken under the Plan by the Company, the Committee or the Board.

                  (j) Awards granted under the Plan shall be binding upon the Company, its successors and assigns.

                  (k) The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding Awards hereunder or any Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act, or any other applicable statute, rule or regulation.

                  (1) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

                                     ANNEX B

                                BILLSERV.COM,INC.

            PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION PROVIDING
                 FOR THE CREATION OF A CLASS OF PREFERRED STOCK
          (AS ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 27, 2001*)

Article Four. [Capital Stock]. The corporation shall have authority to issue an aggregate of two hundred million (200,000,000) common capital shares, par value of $0.001 per share, AND TEN MILLION (10,000,000) PREFERRED CAPITAL SHARES, PAR VALUE OF $0.01 PER SHARE, for a total capitalization of THREE HUNDRED THOUSAND DOLLARS ($300,000).

         a) THE SHARES OF PREFERRED CAPITAL MAY BE ISSUED IN ONE OR MORE SERIES FROM TIME TO TIME WITH SUCH DESIGNATIONS (INCLUDING, WITHOUT LIMITATION, A DESIGNATION OF A NUMBER OF SHARES OF ANY SERIES), POWERS, PREFERENCES, RELATIVE, OPTIONAL, PARTICIPATING OR OTHER RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF, AND SHALL BE FIXED BY A RESOLUTION OR RESOLUTIONS OF THE BOARD OF DIRECTORS, PURSUANT TO THE AUTHORITY EXPRESSLY GIVEN HEREIN AND AS PROVIDED UNDER THE LAW OF THE STATE OF NEVADA.

         B) EACH HOLDER OF A SHARE OF PREFERRED CAPITAL SHALL BE ENTITLED TO SUCH NUMBER OF VOTES (WHICH MAY BE A FRACTION OF ONE VOTE OR NO VOTE) FOR EACH SHARE OF PREFERRED CAPITAL STANDING IN THE NAME OF SUCH HOLDER ON THE BOOKS OF THE CORPORATION AS SHALL BE FIXED BY THE BOARD OF DIRECTORS PRIOR TO THE ISSUANCE THEREOF. HOLDERS OF PREFERRED CAPITAL SHALL NOT BE ENTITLED TO RECEIVE NOTICE OF ANY MEETING OF STOCKHOLDERS OF THE CORPORATION OF WHICH THEY ARE NOT ENTITLED TO VOTE.

         C) SUBJECT TO ANY PRIOR RIGHTS AND PREFERENCES OF ANY PREFERRED CAPITAL, the holders of shares of capital stock of the corporation shall not be entitled to preemptive or preferential rights to subscribe to any unissued stock or any securities which the corporation may now or hereafter be authorized to issue.

         d) The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

         e) The stockholders shall not possesses cumulative voting rights at all stockholders meetings called for the purpose of electing a Board of Directors.



*PROPOSED AMENDMENTS ARE UNDERSCORED.